EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-3617771 and 333-79531 of North Valley Bancorp on Form S-8 of our report dated January 28, 2000, appearing in this Annual Report on Form 10-K of North Valley Bancorp for the year ended December 31, 1999.

/s/ Deloitte Touche LLP

Sacramento, California
March 29, 2000